Exhibit 21.1

List of Subsidiaries of Chijet Motor Company, Inc.

Subsidiaries	Place of Incorporation
Jupiter Wellness Acquisition Corp.	Delaware, U.S.
Chijet Inc.	Cayman Islands
Baoya Technology Holdings Limited	British Virgin Islands
BAOYAEV GROUP LIMITED	Hong Kong
Baoya New Energy (Shandong) Co., Ltd.	People’s Republic of China
Shandong Baoya New Energy Vehicle Co., Ltd.	People’s Republic of China
FAW Jilin Automobile Co., Ltd.	People’s Republic of China
Baoya New Energy Automobile Sales (Yantai) Co., Ltd.	People’s Republic of China
Baoya New Energy Automobile R&D Institution (Yantai) Co., Ltd.	People’s Republic of China
Bijie Yabei New Energy Automobile Co., Ltd.	People’s Republic of China
Dezhou Yarui New Energy Automobile Co., Ltd.	People’s Republic of China
Dezhou Yitu New Energy Automobile Co., Ltd.	People’s Republic of China
Jixiang Automobile Service (Yantai) Co., Ltd.	People’s Republic of China
Xiangyang Yazhi New Energy Automobile Co., Ltd.	People’s Republic of China
Xiangyang Yazhi New Energy Automobile Sale Co., Ltd.	People’s Republic of China
Faw Jilin Automobile Sale Co., Ltd.	People’s Republic of China